UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2006

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information in this Current Report on Form 8-K is also being furnished pursuant to Regulation FD (17CFR §§243.100 et seq.).

Item 8.01 Other Events

On March 31, 2006, Dominion Homes, Inc. (the “Company”), Dominion Homes Financial Services, Ltd., a wholly-owned subsidiary of the Company (“DHFS”), Wells Fargo Bank, N.A., and its wholly owned subsidiary Wells Fargo Ventures, LLC (collectively, “Wells Fargo”), substantially completed the establishment of, and transfer of DHFS assets to, Centennial Home Mortgage, LLC (“Centennial Mortgage”), a Delaware limited liability company and joint venture that will operate as a full-service mortgage bank to the Company’s customers and the general public.

Pursuant to a Limited Liability Company Contribution and Subscription Agreement between DHFS and Centennial Mortgage dated March 31, 2006 (the “Contribution Agreement”), DHFS acquired 100% of the membership units in Centennial Mortgage in exchange for certain DHFS assets. These assets include floating pipeline loans, equipment, employees and other tangible and intangible assets. The Company expects that the transfer of these assets will be completed in the next 90 days. DHFS then sold 50.1% of its membership interest in Centennial Mortgage to Wells Fargo in exchange for $1,837,575 in cash, as set forth in an Assignment of Interest agreement (the “Assignment of Interest”) effective the same date. Upon completion of these transactions, Centennial Mortgage became an operating subsidiary of Wells Fargo.

On April 4, 2006, the Company issued a press release regarding the completion of these transactions, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The foregoing summary is qualified in its entirety by reference to the Contribution Agreement and the Assignment of Interest, attached as Exhibits 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Limited Liability Company Contribution and Subscription Agreement dated March 31, 2006, between Dominion Homes Financial Services, Ltd. and Centennial Home Mortgage, LLC.

10.2	Assignment of Interest dated March 31, 2006 between Dominion Homes Financial Services, Ltd. and Wells Fargo Ventures, LLC.

99.1	Press Release dated April 4, 2006 regarding Centennial Home Mortgage, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely, Senior Vice President of Finance and Chief Financial Officer

Date: April 6, 2006